UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2023

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 15, 2023, IO Biotech, Inc., a Delaware corporation (the “Company”), filed a new prospectus supplement (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the offer and sale of shares of its common stock, par value $0.001 per share (the “Shares”), with an aggregate offering price of up to $19,500,000 (the “Offering”), establishing an at-the-market equity program. On February 15, 2023, the Company also entered into a Sales Agreement (the “Sales Agreement”) by and between the Company and Cowen and Company, LLC (the “Agent”) for Shares with an aggregate offering price of up to $75,000,000 through which the Company may, from time to time, sell the Shares through the Agent. Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-269569), which was declared effective on February 10, 2023, the Prospectus Supplement, which forms a part of the Registration Statement, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement. The aggregate market value of Shares eligible for sale in the Offering and under the Sales Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction. We are only offering Shares having an aggregate offering price of $19.5 million pursuant to the Prospectus Supplement. The Company will be required to file another prospectus supplement in the event it determines to offer more than $19.5 million of Shares in accordance with the terms of the Sales Agreement, to the extent then permitted under General Instruction I.B.6 of Form S-3.

The Company currently intends to use the net proceeds from the Offering, if any, for general corporate purposes, including for preclinical studies, clinical trials, the acquisition of product candidates or programs and the advancement of our product candidates and working capital. As of the date of the Prospectus Supplement, the Company cannot specify with certainty all of the particular uses for the net proceeds from this offering, if any. As a result, the Company’s management team will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending the application of the net proceeds, the Company intends to invest the net proceeds in short-term, investment grade, interest-bearing securities.

The Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Global Select Market (“Nasdaq”) or on any other existing trading market for the Shares. The Agent will use commercially reasonable efforts to sell the Shares from time to time consistent with its normal sales practices and applicable federal rules, regulations and Nasdaq rules, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Placement Agent a commission up to three percent (3%) of the gross sales proceeds of any Shares sold through the Agent under the Sales Agreement, and also has provided the Agent with customary indemnification and contribution rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Sales Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Sales Agreement is qualified in its entirety by reference to such exhibit. The opinion of the Company’s counsel regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

1.1	Sales Agreement, dated February 15, 2023 by and between IO Biotech, Inc. and Cowen and Company, LLC

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: February 15, 2023	By:	/s/ Mai-Britt Zocca, Ph.D.
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer